Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2006 (except for Note 13 as to which is dated March 28, 2006) accompanying the consolidated financial statements and schedules included in the Annual Report of Innodata Isogen, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Innodata Isogen, Inc. on Form S-8 (Registration No. 33-85530, dated October 21, 1994, Registration No. 333-3464, dated April 18, 1996, Registration No. 33-63085, dated September 9, 1998 and Registration No. 333-82185, dated July 2, 1999, and Registration No. 333-118506, dated August 24, 2004) and on Form S-3 (Registration No. 33-62012, dated April 11, 1996, Registration No. 333-91649, dated January 6, 2000 and Registration No. 333-51400, dated January 2, 2001).

Grant Thornton LLP
Edison, New Jersey
March 17, 2006 (except for Note 13 as to which
is dated March 28, 2006)